Exhibit 99.1

PRESS RELEASE

Autoliv announces appointment of new CFO

(Stockholm, Sweden, November 26, 2019) – Autoliv, Inc., the worldwide leader in automotive safety systems, (NYSE: ALV and SSE: ALIVsdb) today announced that its Board of Directors has appointed Fredrik Westin as Chief Financial Officer and Executive Vice President, Finance of the Company, to be effective no later than March 1, 2020.

Fredrik Westin will succeed Christian Hanke, Interim Chief Financial Officer, who will be leaving the Company to pursue another opportunity. As previously noted, Mr. Hanke will remain with the Company through the filing of the Company’s 2019 annual report to ensure a smooth transition.

Mr. Westin brings extensive international financial experience to Autoliv, most recently as Chief Financial Officer at Sandvik Mining and Rock Technology, The Netherlands. At Sandvik Mining and Rock Technology he was responsible for Finance, IT, Legal & Compliance, Sourcing and Customer Finance.

Mr. Westin began his career in engineering and operations within the Volkswagen Group, later moving on to equity research at WestLB and thereafter to financial leadership positions within Johnson Controls, where he led growth of businesses in Asia and Europe. He brings with him experience of financial transformations, operational finance, financial planning and analysis, mergers & acquisitions and IT implementations. Mr. Westin holds an MBA from Insead, France, and an MSc in Mechanical Engineering from RWTH Aachen, Germany.

“I would like to welcome Fredrik to Autoliv. His extensive experience and competence from international leadership roles in finance coupled with his strong business-focus will be a great addition to Autoliv in our future development” said Mikael Bratt, President and CEO of Autoliv.

Inquiries:

Media: Stina Thorman, Communications Tel +46 (0)8 587 206 50

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 8.00 CET on November 26, 2019.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through our subsidiaries we develop, manufacture and market protective systems, such as airbags, seatbelts, steering wheels and pedestrian protection systems for all major automotive manufacturers in the world. Our products save over 30,000 lives each year and prevent ten times as many severe injuries.

Our close to 67,000 employees in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We have 14 technical centers, with 19 test tracks. Sales in 2018 amounted to US $ 8,678 million. The shares are listed on the New York Stock Exchange (NYSE: ALV) and the Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information go to www.autoliv.com.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20650 E-mail: stina.thorman@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720650

E-mail: stina.thorman@autoliv.com